BRIDGE CAPITAL HOLDINGS

For Immediate Release: August 22, 2008

PRESS RELEASE

**CONTACTS:**

Daniel P. Myers
Bridge Bank, N.A.
408.556.6510
dan.myers@bridgebank.com

Thomas A. Sa
Bridge Bank, N.A.
408.556.8308
tom.sa@bridgebank.com

# Bridge Capital Holdings Announces Shareholder Rights Plan

**San Jose, CA – August 22, 2008 –** Bridge Capital Holdings (NASDAQ: BBNK), whose sole subsidiary is Bridge Bank, National Association, Silicon Valley's professional business bank, announced today that it has adopted a Shareholder Rights Plan and declared a dividend distribution of one Right for each outstanding share of the Company's common stock. The plan is designed to discourage takeovers that involve abusive tactics or do not provide fair value to shareholders. The record date for the distribution is September 2, 2008.

Each Preferred Share Purchase Right will entitle shareholders to buy one one-hundredth of a share of the Company's Series A Participating Preferred Stock at an exercise price of $100.00. Each one one-hundredth of a share of such Preferred Stock is intended to be the economic equivalent of one share of the Company's common stock. After a person or group acquires 10% or more of the outstanding common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 10% or more of the outstanding common stock, the Rights will become exercisable by persons other than the acquiring person, unless the Board of Directors has approved the transaction in advance. Prior to the acquisition by a person or group of 10% or more of the outstanding common stock, the Rights are redeemable for $0.001 per Right at the option of the Board of Directors. The Rights will expire on August, 21, 2018.

Daniel P. Myers, President and Chief Executive Officer, stated that, "The adoption of the Shareholder Rights Plan is part of an ongoing effort by the Board to protect and maximize the value of the shareholders' investment in the Company and to give them the optimum opportunity to participate in the long-term value of the Company. After several months of consideration, the Board determined that adopting the Shareholder Rights Plan is an effective and reasonable method to safeguard the interests of our shareholders. We are focused on building value for our shareholders, and our intent is to continue our strategy. The purpose of the Shareholder Rights Plan is to enable the Company to continue moving forward with these plans without being subject to the distraction caused by tactics which may not maximize value for all of our shareholders."

**About Bridge Capital Holdings**
Bridge Capital Holdings is the holding company for Bridge Bank, National Association. Bridge Capital Holdings was formed on October 1, 2004 and holds a Global Select listing on The NASDAQ Stock Market under the trading symbol BBNK. Visit Bridge Capital Holdings on the web at www.bridgecapitalholdings.com.

**About Bridge Bank, N.A.**
Bridge Bank, N.A. is Silicon Valley's full-service professional business bank. The Bank is dedicated to meeting the financial needs of small, middle-market, and emerging technology businesses. Bridge Bank provides its clients with a comprehensive package of business banking solutions delivered through experienced, professional bankers. Visit Bridge Bank on the web at www.bridgebank.com.

***Forward Looking Statements***

In addition to historical information, this release includes forward-looking statements, which reflect management's current expectations for Bridge Capital Holdings's future financial results, business prospects and business developments. Management's expectations for Bridge Capital Holdings's future necessarily involve assumptions, estimates and the evaluation of risks and uncertainties. Various factors could cause actual events or results to differ materially from those expectations. The forward-looking statements contained herein represent management's expectations as of the date of this release. Bridge Capital Holdings undertakes no obligation to release publicly the results of any revisions to the forward-looking statements included herein to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as "believe", "expect", "intend", "anticipate", "estimate", "project", or similar expressions. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, potential future credit experience, perceived opportunities in the market, and statements regarding the Company's mission and vision. The Company's actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements due to a wide range of factors which are set forth in our annual report on Form 10-K on file with the SEC.